Exhibit 10.19

FIFTH AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of January 8, 2010, by and between COMERICA BANK (“Bank”) and LEGALZOOM.COM, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 31, 2008 (as amended from time to time, including, without limitation, by that certain First Amendment to Loan and Security Agreement dated as of February 24, 2009, that certain Second Amendment to Loan and Security Agreement dated as of March 6, 2009, that certain Third Amendment to Loan and Security Agreement dated as of July 7, 2009, and that certain Fourth Amendment to Loan and Security Agreement dated as of July 27, 2009, together with any related documents, the “Agreement”). All indebtedness owing by Borrower to Bank shall hereinafter be referred to as the “Indebtedness.” The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.                                         Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.                                     Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article V hereof, the Agreement is hereby amended as set forth below.

A.                                   Subsection (g) of the defined term “Permitted Indebtedness” in Section 1.1 of the Agreement is hereby re-lettered to be (h) and the following subsection will be the new subsection (g):

“(g) Indebtedness in an aggregate outstanding amount not to exceed One Hundred Thousand Dollars ($100,000) for a surety bond issued by Travelers Insurance in favor of the County of Los Angeles to register certain of Borrower’s officers; and”

B.                                     Subsection (b) of the defined term “Permitted Investments” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within two years from the date of acquisition thereof, (ii) commercial paper maturing no more than two years from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than two years from the date of investment therein, and (iv) Bank’s money market accounts;”

C.                                     Section 6.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.6                           Accounts. Borrower shall, and shall cause all of its Subsidiaries to, maintain all its and their depository, investment, and operating accounts with Bank or Bank’s Affiliates (covered by satisfactory control agreements in favor of Bank). Notwithstanding the foregoing, so long as Borrower maintains an active and funded deposit account with Bank, (a) Borrower may maintain an account with Wells Fargo Bank, N.A. that is pledged to secure outstanding Permitted Indebtedness of the type described in item (f) of the definition of Permitted Indebtedness, provided that the amount on deposit in such account and/or subject to such pledge, shall at no time exceed Five Hundred Thousand Dollars ($500,000); (b) Borrower may maintain an account with Citizens Business Bank for the sole purpose of clearing outstanding checks and processing cashier’s checks on an emergency basis, provided that the aggregate amount on deposit in such account shall at no time exceed Two Hundred Thousand Dollars ($200,000); and (c) Borrower may maintain an account with Frost National Bank for the sole purpose of processing filing fee payments, provided that the aggregate amount on deposit in such account shall at no time exceed One Hundred Seventy-Five Thousand Dollars ($175,000).”

III.                                 Waiver. Bank waives the failure by Borrower to comply with Section 6.6 (Accounts) of the Agreement for the period of time beginning March 31, 2009 and ending January 8, 2010. Bank does not waive Borrower’s obligations under the revised Section 6.6 of the Agreement as set forth in this Amendment, and Bank does not waive any other failure by Borrower to perform its obligations under the Agreement or the other Loan Documents. This waiver is not a continuing waiver with respect to any failure by Borrower to perform any obligation under the Agreement or the other Loan Documents after the date of this Amendment, and Bank does not waive any obligations Borrower may have under the Agreement (as amended by this Amendment) or the other Loan Documents after the date of this Amendment, in each case including, without limitation, Borrower’s obligations with respect to Section 6.6 of the Agreement.

IV.                                 Legal Effect.

A.                                   The Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

B.                                     Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Agreement and the other Loan Documents remain unchanged, and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of the Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.                                     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

V.                                     Conditions Precedent.        Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement and the other Loan Documents remain in full force and effect. The effectiveness of this Amendment is conditioned upon receipt by Bank of:

A.                                   This Amendment, duly executed by Borrower;

B.                                     Affirmations of Guaranty, duly executed by all Guarantors;

C.                                     A legal fee from Borrower in the amount of $500; and

D.                                    Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LEGALZOOM.COM, INC.

By:	/s/ Fred J. Krupica
Name:	Fred J. Krupica
Title:	CFO

COMERICA BANK

By:	/s/ Paula J. Howell
Name:	Paula J. Howell
Title:	SVP